Exhibit 99.2

DC&M PARTNERS, L.L.C.

UNAUDITED CONDENSED FINANCIAL STATEMENTS

For the three and six months ended June 30, 2016

Exhibit 99.2 -- Page 1

DC&M PARTNERS, L.L.C.

FINANCIAL STATEMENTS

TABLE OF CONTENTS

Page

FINANCIAL STATEMENTS

Unaudited Condensed Balance Sheets for the Six Months Ended June 30, 2015 and 2016	3

Unaudited Condensed Statements of Income and Comprehensive Income for the Three and Six Months Ended June 30, 2015 and 2016	4

Unaudited Condensed Statements of Cash Flows for the Six Months Ended June 30, 2015 and 2016	5

Notes to Unaudited Condensed Financial Statements	6-12

Exhibit 99.2 -- Page 2

DC&M PARTNERS, L.L.C. Unaudited Condensed Balance Sheets

	June 30,
	2016	2015
ASSETS
CURRENT ASSETS
Cash	$2,570,828	$1,168,970
Accounts receivable, net	3,206,166	3,745,437
Prepaid expenses	21,000	27,663
TOTAL CURRENT ASSETS	5,797,994	4,942,070

PROPERTY AND EQUIPMENT, NET	4,141	1,865

OTHER ASSETS
Security deposits	1,263	1,263
Note receivable from member	-	34,925
Other assets	-	11,138
TOTAL OTHER ASSETS	1,263	47,326

TOTAL ASSETS	$5,803,398	$4,991,261

LIABILITIES AND MEMBERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$2,750,030	$2,238,145
Accrued expenses	-	2,399
Income tax payable	-	67,418
TOTAL CURRENT LIABILITIES	2,750,030	2,307,962

LONG TERM LIABILITIES
Deferred Compensation	597,481	449,469
TOTAL CURRENT AND LONG-TERM LIABILITIES	3,347,511	2,757,431

MEMBERS' EQUITY
Members' Equity	2,455,887	2,233,830
TOTAL MEMBERS' EQUITY	2,455,887	2,233,830
TOTAL LIABILITIES AND MEMBERS' EQUITY	$5,803,398	$4,991,261

See accompanying notes to unaudited condensed financial statements

Exhibit 99.2 -- Page 3

DC&M PARTNERS, L.L.C. Unaudited Condensed Statements of Income and Comprehensive Income Three Months and Six Months Ended June 30, 2015 and 2016
	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015

REVENUES	$5,474,575	$4,567,772	$10,601,951	$8,328,380

COST OF SALES	4,258,090	3,703,613	8,475,405	6,802,052

Gross profit	1,216,485	864,159	2,126,546	1,526,328

OPERATING EXPENSES	683,560	529,454	1,077,688	916,907

Income from operations	532,925	334,705	1,048,858	609,421

OTHER INCOME (EXPENSES)
Interest income	66	66	131	130
Other income	0	0	0	9,000
Interest expense	0	-163	-441	0
TOTAL OTHER EXPENSE	66	-97	-310	9,130

Income before income tax expense	532,991	334,608	1,048,548	618,551

Income tax expense	43,325	40,188	65,775	48,987

Other comprehensive income (loss):
Foreign currency translation adjustment	-	-	-	-

Comprehensive income	$489,666	$294,420	$982,773	$569,564

See accompanying notes to unaudited condensed financial statements

Exhibit 99.2 -- Page 4

DC&M PARTNERS, L.L.C.
Unaudited Condensed Statements of Cash Flows
For the Six months Ended June 2015 & 2016
	Six Months ended June 30,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$982,773	$569,564
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	255	255
Changes in assets and liabilities:
Accounts receivable	733,987	(1,135,272)
Prepaid expenses	26,181	18046
Note receivable	-	4,232
Other assets	5,406	(8,232)
Accounts payable	208,939	706,872
Accrued expenses	(2,398)	(1,434)
Income tax payable	(79,666)	13,048
Long term deferred compensation	148,011	-
Net cash provided by operating activities	2,023,490	167,079

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(2,616)	(2,120)
Net cash used in investing activities	(2,616)	(2,120)

CASH FLOWS FROM FINANCING ACTIVITIES
Partner distributions	(621,319)	(398,284)
Net cash used in financing activities	(621,319)	(398,284)

Net decrease in cash and cash equivalents	1,399,554	(233,325)

Cash at beginning of year	1,171,274	1,402,294

Cash at end of year	$2,570,828	$1,168,969

See accompanying notes to unaudited condensed financial statements

Exhibit 99.2 -- Page 5

DC&M PARTNERS, L.L.C.
Notes to Unaudited Financial Statements
June 30, 2016 and 2015

NOTE 1 - NATURE OF OPERATIONS

DC&M Partners, L.L.C. (the "Company"), was formed incorporated in the State of Arizona on January 29, 2007. The Company provides clients with a wide range of SAP development, consultancy, and management services.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The Company has adopted the Financial Accounting Standards Board ("FASB") Codification ("Codification" or "ASC").  The Codification is the single official source of authoritative accounting principles generally accepted in the United States of America ("U.S. GAAP") recognized by the FASB to be applied by nongovernmental entities.  All of the Codification's content carries the same level of authority.

USE OF ESTIMATES

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION

The Company recognizes revenue in accordance with FASB ASC 985-605-25-79. Revenue is derived from time and expense contracts and is recognized as the services are performed. Revenue received as reimbursements of billable expenses are reported gross within revenue and the related expenses are recorded in operating expenses. Unbilled revenue comprises of revenue recognized in relation to efforts incurred on time and expense contracts not billed at period end where services are performed in accordance with agreed terms. Customer advances represent payments received in advance of an engagement and are deferred until the service is performed.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

ACCOUNTS RECEIVABLE

The Company routinely assesses the financial strength of its customers and debtors and believes that its accounts receivable credit risk exposure is limited. Accounts receivable are carried at the original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a monthly basis. An allowance is provided for known and anticipated credit losses, as determined by management in the course of regularly evaluating individual customer receivables. This evaluation takes into consideration a customer's financial condition and credit history, as well as current economic conditions. Accounts receivable are considered delinquent when they are over 90 days past due and are written off when deemed uncollectible. Recoveries of accounts receivable previously written off are recorded in income when received.

Exhibit 99.2 -- Page 6

DC&M PARTNERS, L.L.C.
Notes to Unaudited Financial Statements
June 30, 2016 and 2015

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost.  Depreciation and amortization are provided using the straight-line method over the estimated useful lives of the assets, which range from 3 to 7 years.

Expenditures for maintenance and repairs are charged to income as incurred. Additions and betterments are capitalized. The cost of properties sold or otherwise disposed of, and the accumulated depreciation thereon, is eliminated from the property and reserve accounts, and gains and losses are reflected in the consolidated statements of operations.

NOTE 3 - ACCOUNTS RECEIVABLE

Accounts receivable as of June 30, 2016 and 2015 are summarized as follows:

Amounts due for services rendered and billed:	2016	2015
Outstanding less than 90 days	$3,077,079	$3,921,182
Outstanding more than 90 days	129,087	(175,745)

	3,206,166	3,745,437
Less: allowance for doubtful accounts	-	-
Amounts due for services rendered and billed, net	3,206,166	3,745,437
Amounts due for services rendered not billed:
Accounts receivable, net	$3,206,166	$3,745,437

Exhibit 99.2 -- Page 7

DC&M PARTNERS, L.L.C.
Notes to Unaudited Financial Statements
June 30, 2016 and 2015

NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment consists of the following at June 30,
	2016	2015

Office equipment	$57,446	$54,368

Fixed assets, gross	57,446	54,368
Less: accumulated depreciation	(53,305)	(52,503)
Fixed assets, net	$4,141	$1,865

Depreciation expense for the six-month periods ended June30, 2016 and 2015 were $255, respectively.

NOTE 5 - INCOME TAXES

The Company accounts for income taxes under the provisions of the FASB ASC 740, Income Taxes.

The Company elected to be taxed as a partnership for income tax purposes effective June 3, 2001. Accordingly, the members are responsible for income taxes and no provision for income taxes is included in these financial statements for the Company.

The Company's policy is to distribute dividends to provide funds for members to pay income taxes on income reported by the Company. Periodically, additional distributions are paid to reduce equity in excess of management's evaluation of the amount required for working capital. Management believes the payment of additional distributions will not negatively impact profitability or impair the operating needs of the Company. Equity distributions during the period ended June 30, 2015 and 2016 were $1,237,468 and $2,514,560, respectively.

The Company accounts for the effect of any uncertain tax positions based on a more likely than not threshold to the recognition of the tax positions being sustained based on the technical merits of the position under scrutiny by the applicable taxing authority. If a tax position or positions are deemed to result in uncertainties of those positions, the unrecognized tax benefit is estimated based on a cumulative probability assessment that aggregates the estimated tax liability for all uncertain tax positions. Interest and penalties assessed, if any, are accrued as income tax expense.

Exhibit 99.2 -- Page 8

DC&M PARTNERS, L.L.C.
Notes to Unaudited Financial Statements
June 30, 2016 and 2015

The Company has evaluated its tax positions and determined no uncertainty requires recognition. The Company files income tax returns in the U.S. federal jurisdiction, and various state jurisdictions, as well as the required foreign countries. The Company is generally no longer subject to U.S. federal, state and local, or non-U.S. income tax examinations by tax authorities for years before 2011. All dues were paid off as of the report date.

NOTE 6 - EMPLOYEE BENEFIT PLAN

DEFERRED COMPENSATION

The Company reviews compensation for members on an annual basis and accrues deferred compensation for any excess of amounts owed versus amounts paid to members. As of June 30, 2016 and 2015, deferred compensation was $597,481 and $449,469, respectively.

NOTE 7 - RECENT ACCOUNTING PRONOUNCEMENTS

In August 2014, the FASB issued amended guidance related to disclosure of uncertainties about an entity's ability to continue as a going concern. The new guidance requires management to evaluate whether there is substantial doubt about the entity's ability to continue as a going concern and, as necessary, to provide related footnote disclosures. The guidance has an effective date of December 31, 2016. The Company believes that the adoption of this new standard will not have a material impact on its financial statements.

In May 2014, the FASB issued Accounting Standard Update, or ASU, 2014-09-Revenue from Contracts with Customers, which provides a single, comprehensive revenue recognition model for all contracts with customers. The core principal of this ASU is that an entity should recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This ASU also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. This ASU is effective for annual periods, and interim periods within those annual periods, beginning after December 15, 2016. Early adoption is not permitted. The Company is currently evaluating the impact this ASU will have on its financial statements.

In January 2015, the FASB issued ASU 2015-01-Income Statement-Extraordinary and Unusual Items, which seeks to simplify income statement presentation by eliminating the concept of Extraordinary Items.  This ASU eliminates from U.S. GAAP the concept of extraordinary items.  Subtopic 225-20, Income Statement—Extraordinary and Unusual Items, required that an entity separately classify, present, and disclose extraordinary events and transactions. The amendments in this ASU are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. A reporting entity may apply the amendments prospectively. A reporting entity also may apply the amendments retrospectively to all prior periods presented in the financial statements. Early adoption is permitted provided that the guidance is applied from the beginning of the fiscal year of adoption.

Exhibit 99.2 -- Page 9

DC&M PARTNERS, L.L.C.
Notes to Unaudited Financial Statements
June 30, 2016 and 2015

In November 20, 2015, the FASB issued ASU 2015-17, Balance Sheet Classification of Deferred Taxes. The ASU is part of the Board's simplification initiative aimed at reducing complexity in accounting standards. Current U.S. GAAP requires the deferred taxes for each jurisdiction (or tax-paying component of a jurisdiction) to be presented as a net current asset or liability and net noncurrent asset or liability. This requires a jurisdiction-by-jurisdiction analysis based on the classification of the assets and liabilities to which the underlying temporary differences relate, or, in the case of loss or credit carryforwards, based on the period in which the attribute is expected to be realized. Any valuation allowance is then required to be allocated on a pro rata basis, by jurisdiction, between current and noncurrent deferred tax assets. To simplify presentation, the new guidance requires that all deferred tax assets and liabilities, along with any related valuation allowance, be classified as noncurrent on the balance sheet. As a result, each jurisdiction will now only have one net noncurrent deferred tax asset or liability. Importantly, the guidance does not change the existing requirement that only permits offsetting within a jurisdiction – that is, companies are still prohibited from offsetting deferred tax liabilities from one jurisdiction against deferred tax assets of another jurisdiction.

NOTE 8 - OPERATING LEASES

The Company leases office space in Chandler, Arizona under net operating lease agreement. Lease expense for leased property has been accounted for under the operating lease method where ownership of the asset does not transfer to the lessee.

Operating lease expense was $18,046 and $31,700 for the years ended June 30, 2015 and 2016, respectively.

NOTE 9 - CONCENTRATION OF CREDIT RISK

For the period ended June 30, 2015 and 2016, approximately 80% and 79%, respectively, of the Company's revenue was derived from ten customers. As of June30, 2015 and 2016, approximately 75% and 70%, respectively, of the Company's accounts receivable were due from five customers.

NOTE 10 - SUBSEQUENT EVENTS

The Company has evaluated subsequent events through October 11, 2016, the date the unaudited financial statements were available to be issued.

On July 29, 2015, the Company entered into a membership interest purchase agreement with Ameri Holdings Inc. ("AMERI"), which is based in Princeton, New Jersey, for the purchase of all of the outstanding membership interests of the Company for consideration of: (a) a cash payment in the amount of $3,000,000 at closing, (b) 1,600,000 shares of AMERI common stock, which are to be issued on July 29, 2018 or upon a change of control of AMERI (whichever occurs earlier), and (c) earn-out payments to be paid, if earned, in 2017 and 2018, all as more particularly outlined in the purchase agreement.

Exhibit 99.2 -- Page 10